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                                 EXHIBIT 10.4(A)

                                 LOAN AGREEMENT

         BY THIS LOAN AGREEMENT (together with any amendments or modifications, the "Loan Agreement"), entered into as of this 28th day of August, 1995 by and between BOWMAR INSTRUMENT CORPORATION, an Indiana corporation (the "Borrower"), and BANK ONE, ARIZONA, NA, a national banking association (the "Lender"), in consideration of the mutual promises herein contained and for other valuable consideration, the parties hereto do hereby agree as follows:

         RECITALS

         A. Borrower has applied to lender for a revolving line of credit facility (the "RLC") in the principal amount of FOUR MILLION AND NO/100 DOLLARS ($4,000,000.00) for the purpose of providing working capital financing for Borrower's business operations.

         B. Borrower has also applied to Lender for a term loan facility (the "Term Loan") in the principal amount of FOUR MILLION TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($4,200,000.00) (the "Term Loan Amount") for the purpose of refinancing Borrower's existing debt and convertible debentures.

         C. Borrower has also applied to Lender for a non-revolving line of credit facility (the "Acquisition Loan" and with the RLC and the Term Loan, the "Loans") in the principal amount of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) (the "Acquisition Loan Amount") for the purpose of financing in whole or in part the acquisition of companies, divisions, subsidiaries, new product lines or facilities approved by Lender in its sole and absolute discretion.

         D. As a condition for extending such financial accommodations, Lender has required that Borrower enter into this Loan Agreement establishing the terms and conditions thereof.
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                                    ARTICLE 1

                               DEFINITION OF TERMS

         1.1 Definitions. For the purposes of this Loan Agreement, unless the context otherwise requires, the following terms shall have the respective meanings assigned to them in this Article 1 or in the section hereof referred to below:

               "Accounts Receivable" means, as of any date, accounts receivable of Borrower.

               "Acquisition Advance" means a disbursement of any portion of the Acquisition Loan.

               "Acquisition Conversion Date" means the date on or after the Acquisition Termination Date selected by Borrower from which interest shall accrue under the Acquisition Note at the Acquisition Conversion Rate.

               "Acquisition Conversion Rate" means the rate per annum equal to the sum of (i) four percent (4%) per annum, and (ii) the yield to maturity of Treasury Obligations having a maturity date nearest to the Acquisition Maturity Date determined two Business Days before the Acquisition Conversion Date. The maturity date and yield of said Treasury Obligations shall be determined by Lender, in its absolute and sole discretion, on the basis of quotations published in The Wall Street Journal or other comparable sources.

               "Acquisition Loan": See Recital C hereto.

               "Acquisition Loan Amount" means the sum of up to ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) or a lesser amount actually borrowed.

               "Acquisition Maturity Date" means July 31, 2001.

               "Acquisition Note" means the Promissory Note of even date herewith in the amount of the Acquisition Loan executed by Borrower and delivered pursuant to the terms of this Loan Agreement, together with any renewals, extensions, modifications or replacements thereof.

               "Acquisition Termination Date" means the date that is twelve (12) months after the date of the Acquisition Note.

               "Acton Lien" means the lien described in Subsection (c) of the definition of Permitted Liens.

               "Advance" means RLC Advances, the Term Advance and Acquisition Advances.

               "Affiliate" of any Person means any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, "control" (including, with

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correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

               "Authorized Officer" means one or more officers of Borrower duly authorized (and so certified to Lender by the corporate secretary of Borrower pursuant to a certificate of authority and incumbency from time to time satisfactory to Lender in the exercise of Lender's reasonable discretion), acting alone, to request Advances under the provisions of this Loan Agreement and execute and deliver documents, instruments, agreements, reports, statements and certificates in connection herewith.

               "Borrower": See the Preamble hereto.

               "Borrowing Base" means an amount equal to:

                     (a) Seventy-five percent (75%) of the outstanding amount of all Eligible Accounts Receivable of Borrower, as determined in accordance with GAAP; plus

                     (b) The lesser of (i) thirty percent (30%) of the lower of cost or market value on an inventory line item basis the Net Eligible Inventory of Borrower, as determined in accordance with GAAP, and (ii) $1,500,000.00.

               "Borrowing Base Certificate" means a certificate of an Authorized Officer setting forth a detailed reconciliation of the definitional components of the Borrowing Base, in the form attached hereto as Exhibit "1" and by this reference incorporated herein or such other form as Lender may from time to time require.

               "Bowmar/ALI" means Bowmar/ALI, Inc., a Massachusetts corporation, a wholly owned subsidiary of Borrower.

               "Bowmar Technologies" means the Bowmar Technologies division of Borrower.

               "Business Day" means a day of the year on which banks are not required or authorized to close in Phoenix, Arizona.

               "Change in Control" means the occurrence or existence of either of the following events or conditions without the prior written consent of Lender, if different than the state of affairs as of the Closing Date:

                     (a) the acquisition by any Person or two or more Persons
               acting in concert of "beneficial ownership" (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act or as otherwise specified under the provisions of this Loan Agreement) of securities of

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               Borrower having more than 50% of the ordinary voting power for the election of directors; or

                     (b) the acquisition by any Person or two or more Persons
               acting in concert of Control of Borrower.

               "Closing Date" means the earlier of the date of the first Advance or the date of execution of this Loan Agreement by both parties.

               "CMLTD" means the current maturities of Borrower's long-term debt, as construed in accordance with GAAP.

               "Code" means the Internal Revenue Code of 1986, as amended.

               "Collateral" means all property of Borrower subject to the Security Documents.

               "Control" when used with respect to any Person means the power, directly or indirectly, to direct the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "Controlled Group" means, severally and collectively, the members of the group controlling, controlled by and/or in common control of Borrower, within the meaning of Section 4001(b) of ERISA.

               "Current Assets" means all assets of Borrower classified as current assets under GAAP.

               "Current Liabilities" means all liabilities of Borrower classified as current liabilities under GAAP, and for the purpose of this definition, any amount which is outstanding under the RLC regardless of whether it would be characterized as a current liability in accordance with GAAP.

               "Current Ratio" means as of any date the ratio of Current Assets as of such date to Current Liabilities as of such date.

               "Debt Coverage Ratio" means the ratio of NIDA to CMLTD.

               "Deeds of Trust": See Section 6.2 hereof.

               "Default Rate" means an interest rate per annum equal to four percent (4%) above the rate that would otherwise be payable under the terms of the respective Notes.

               "Dollars" and the sign "$" mean lawful currency of the United States of America.

               "Eligible Accounts Receivable" means all Accounts Receivable less any Account Receivable (i) that is subject to any prior Lien, (ii) that is payable by a foreign company, a company located outside the United States or a

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governmental entity, (iii) that is payable by a company with fifteen percent
(15%) or more of its Accounts Receivable remaining unpaid for more than ninety
(90) days after the due dates for payment, (iv) whose invoice or other statement or agreement comprising that account has remained unpaid for more than ninety
(90) days after the due date for payment specified therein. Notwithstanding the foregoing, no more than twenty-five percent (25%) of all Eligible Accounts Receivable may, at any one time, be payable be the same account debtor.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with all final and permanent regulations issued pursuant thereto. References herein to sections and subsections of ERISA are deemed to refer to any successor or substitute provisions therefor.

               "ESOP" means any Employee Stock Ownership Plan, as it may be amended from time to time, adopted by Borrower.

               "Event of Default": See Article 11.

               "Exchange Act" means the Securities Exchange Act of 1934.

               "Financial Covenants": See Section 10.8 hereof.

               "Floating Rate" means the rate per annum equal to the sum of (i) the relevant Floating Rate Factor per annum, and (ii) the Prime Rate per annum as in effect from time to time. The Floating Rate will change on each day that the "Prime Rate" changes.

               "Floating Rate Factor" means:

               (a) For the RLC, one percent (1.0%).

               (b) For the Term Loan, one and one quarter percent (1.25%).

               (c) For the Acquisition Loan, one and one half percent (1.5%).

               "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to properly reflect the financial condition, and the results of operations and changes in the financial position, of Borrower, including without limitation accounting rules promulgated pursuant to Regulations SX and SK, except that any accounting principle or practice required to be changed by the said Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of the said Boards) in order to continue as a generally accepted accounting principle or practice may be so changed.

               "Governmental Authority" means any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental

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authority having jurisdiction over Borrower or any of its business, operations or properties.

               "Gross Eligible Inventory" means all finished goods of Bowmar Technologies and White Microelectronics, and all raw materials of White Microelectronics, that are not subject to any prior Lien.

               "Indebtedness" means, with respect to any Person, all of its monetary obligations and liabilities.

               "Lender": See the Preamble hereto.

               "Lien" means any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of Indebtedness whether arising by agreement or under any statute or law, or otherwise.

               "Loans" means the RLC, the Term Loan and the Acquisition Loan, each being a Loan.

               "Loan Agreement": See the Preamble hereto.

               "Loan Documents" means this Loan Agreement, the Notes (including any renewals, extensions and refundings thereof), the Deed of Trust, the Security Agreement, and any written agreements, certificates or documents (and with respect to this Loan Agreement and such other written agreements and documents, any amendments or supplements thereto or modifications thereof) executed or delivered pursuant to the terms of this Loan Agreement.

               "Material Adverse Effect" means any circumstance or event which
(i) has any material adverse effect upon the validity or enforceability of any Loan Document, (ii) materially impairs the ability of Borrower to fulfill its obligations under the Loan Documents, or (iii) causes an Event of Default or any event which, with notice or lapse of time or both, would become an Event of Default.

               "Net Eligible Inventory" means Gross Eligible Inventory less the amount by which Borrower's accounts payable exceed the sum of (i) work in process, and (ii) the raw materials of Bowmar Technologies.

               "Net Income" means for any period the net income of Borrower for such period, determined in accordance with GAAP.

               "NIDA" means the Net Income for the prior twelve (12) month period, plus all amounts deducted or deductible for depreciation and amortization, each as construed in accordance with GAAP, in computing such Net Income.

               "Notes" means the RLC Note, the Term Note and the Acquisition Note, each being a Note.

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               "Obligation" means all present and future indebtedness,
obligations and liabilities of Borrower to Lender, and all renewals and extensions thereof, or any part thereof, arising pursuant to this Loan Agreement or represented by the Notes, including without limitation the Loans and all interest accruing thereon, and attorneys' fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several; together with all indebtedness, obligations and liabilities of Borrower evidenced or arising pursuant to any of the other Loan Documents, and all renewals and extensions thereof, or part thereof.

               "Owner's Equity Percentage" means the result obtained by dividing
(i) Tangible Net Worth, by (ii) Total Assets.

               "Payment Date" means with respect to each Note, the first day of the first month after the initial Advance under such Note and the first day of each month thereafter, provided that if any such day is not a Business Day, then such Payment Date should be the next succeeding Business Day.

               "PBGC" means the Pension Benefit Guaranty Corporation, and any successor to all or substantially all of the Pension Benefit Guaranty Corporation's functions under ERISA.

               "Permitted Liens" means those Liens to which the Collateral is subject that are prior to the Liens of the Security Documents, and which consist of the following:

               (a) Liens for taxes, assessments or governmental charges not yet due and payable;

               (b) Liens to which Lender shall consent in writing, in its sole and absolute discretion, which liens shall include the liens set forth in Schedule "B" attached hereto and by this reference incorporated herein and hereby consented to by Lender; and

               (c) A lien in favor of the holders of certain Industrial Revenue Bonds on Bowmar/ALI's plant facility located in Acton, Massachusetts, securing indebtedness in an amount not to exceed $525,000.00.

               "Person" includes an individual, a corporation, a joint venture, a partnership, a trust, a limited liability company, an unincorporated organization or a government or any agency or political subdivision thereof.

               "Plan" means an employee defined benefit plan or other plan maintained by Borrower for employees of Borrower and covered by Title IV of ERISA, or subject to the minimum funding standards under Section 412 of the Code.

               "Prime Rate" means the interest rate per annum publicly announced by Lender, or its successors, in Phoenix, Arizona as its "prime rate" as in effect from time to time. Borrower acknowledges that the Prime Rate is not necessarily

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
the best or lowest rate offered by Lender and Lender may lend to its customers at rates that are at, above or below its Prime Rate.

               "Real Property" means all of the real property currently owned or leased and hereafter owned or leased by Borrower and Bowmar/ALI, wherever located, together with all improvements located thereon, including, without limitation, Borrower's plant facility located in Fort Wayne, Indiana and Bowmar/ALI's real property located in Acton, Massachusetts, as more particularly described on Schedule "A" attached hereto and by this reference incorporated herein.

               "Regulation U" means Regulation U promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, or any other regulation hereafter promulgated by said Board to replace the prior Regulation U and having substantially the same function.

               "Reportable Event" means any "reportable event" as described in
Section 4043(b) of ERISA with respect to which the thirty (30) day notice requirement has not been waived by the PBGC.

               "RLC": See Recital A hereto.

               "RLC Advance: means a disbursement of the proceeds of the RLC.

               "RLC Commitment" means the sum of FOUR MILLION AND NO/100 DOLLARS ($4,000,000.00).

               "RLC Fee": See Section 5.1 hereof.

               "RLC Maturity Date" means July 31, 1997.

               "RLC Note" means the Revolving Promissory Note of even date herewith in the amount of the RLC executed by Borrower and delivered pursuant to the terms of this Loan Agreement, together with any renewals, extensions, modifications or replacements thereof.

               "SEC" means the Securities and Exchange Commission.

               "Security Agreement": See Section 6.1 hereof.

               "Security Documents": See Section 6.3 hereof.

               "Significant Debt Agreement" means all documents, instruments and agreements executed by Borrower, evidencing, securing or ensuring any Indebtedness of Borrower or any guaranty in excess of $200,000.00 in outstanding principal (or principal equivalent) amount (other than unsecured trade debt).

               "Tangible Net Worth" means the sum of all capital accounts of Borrower (including, without limitation, any paid in capital, capital surplus, and retained earnings) less the book value of all intangible assets, determined in accordance with GAAP.

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               "Term Advance" means a disbursement of the proceeds of the Term
Loan.

               "Term Conversion Date" means the date selected by Borrower from which interest shall accrue under the Term Note at the Term Conversion Rate.

               "Term Conversion Rate" means the rate per annum equal to the sum of (i) three and three-quarters percent (3.75%) per annum, and (ii) the yield to maturity of Treasury Obligations having a maturity date nearest to the Term Maturity Date determined two Business Days before the Term Conversion Date. The maturity date and yield of said Treasury Obligations shall be determined by Lender, in its absolute and sole discretion, on the basis of quotations published in The Wall Street Journal or other comparable sources.

               "Term Loan": See Recital B hereto.

               "Term Loan Amount": See Recital B hereto.

               "Term Fee": See Section 5.3 hereof.

               "Term Maturity Date" means July 31, 2000.

               "Term Note" means the Promissory Note of even date herewith in the amount of the Term Loan executed by Borrower and delivered pursuant to the terms of this Loan Agreement, together with any renewals, extensions, modifications or replacements thereof.

               "Total Assets" means the total assets of Borrower, determined in accordance with GAAP.

               "Treasury Obligations" means United States Treasury debt obligations.

               "Unused RLC Fee": See Section 5.2 hereof.

               "White Microelectronics" means the White Microelectronics division of Borrower.

               "Working Capital" means the excess of Current Assets over Current Liabilities.

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                                    ARTICLE 2

                                     THE RLC

         2.1 Loan Commitment. Lender agrees to loan to or for the benefit of Borrower, and Borrower agrees to draw upon and borrow, in the manner and upon the terms and conditions contained in this Loan Agreement, amounts that in the aggregate at any time outstanding shall not exceed the lesser of the RLC Commitment or the Borrowing Base.

         2.2 Revolving Line. Subject to the terms and conditions set forth in this Loan Agreement, the RLC shall be a revolving line of credit, against which RLC Advances may be made to Borrower, repaid by Borrower, and new RLC Advances made to Borrower, as Borrower may request, provided that (i) no RLC Advance shall be made if an Event of Default shall be continuing, or if any event has occurred which, with the giving of notice or passage of time, or both, would constitute an Event of Default, (ii) no RLC Advance shall be made that would cause the outstanding principal balance of the RLC to exceed the lesser of the RLC Commitment or the Borrowing Base, and (iii) no RLC Advance shall be made on or after the RLC Maturity Date.

         2.3 RLC Note. The RLC shall be evidenced by the RLC Note, and shall bear interest and be payable to Lender upon the terms and conditions contained therein, which include the following provisions:

               (a) Interest shall accrue on the unpaid principal balance of the RLC at the Floating Rate.

               (b) All accrued interest shall be due and payable on each Payment Date.

               (c) The entire unpaid principal balance, all accrued and unpaid interest, and all other amounts payable under the RLC Note shall be due and payable in full on the RLC Maturity Date.

               (d) If any payment required under the RLC Note is not paid within fifteen (15) days after the date such payment is due, then, at the option of Lender, Borrower shall pay a "late charge" equal to four percent (4%) of the amount of that payment to compensate Lender for administrative expenses and other costs of delinquent payments. This late charge may be assessed without notice, shall be immediately due and payable and shall be in addition to all other rights and remedies available to Lender.

               (e) After maturity, including maturity upon acceleration, the unpaid principal balance, all accrued and unpaid interest and all other amounts payable under the RLC Note shall bear interest at the Default Rate.

         2.4 Notice of RLC Advance. RLC Advances shall be made by Lender to Borrower upon written notice or telephonic notice followed by facsimile notice

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from Borrower to Lender specifying the date and amount of the requested RLC
Advance.

         2.5 Excess Balance Repayment. There shall be due and payable from Borrower to Lender, and Borrower shall immediately repay to Lender, without notice or demand, from time to time, any amount by which the outstanding principal balance of the RLC exceeds the lesser of the RLC Commitment or the Borrowing Base.

         2.6 Method of Payment. All payments of principal of, and interest on, the RLC Note shall be made to Lender before 2:00 p.m. (Phoenix, Arizona time), in immediately available funds. All payments made on the RLC Note shall be applied, to the extent of the amount thereof, in the order of priority to be determined by Lender in its sole discretion: (i) to the payment of costs, fees or other charges incurred in connection with the RLC; (ii) to the payment of accrued interest on the RLC; and/or (iii) to the reduction of the principal balance.

         2.7 Conditions. Lender shall have no obligation to make any RLC Advance unless and until all of the conditions and requirements of this Loan Agreement are fully satisfied. However, Lender in its sole and absolute discretion may elect to make one or more RLC Advances prior to full satisfaction of one or more such conditions and/or requirements. Notwithstanding that such an RLC Advance or RLC Advances are made, such unsatisfied conditions and/or requirements shall not be waived or released thereby. Borrower shall be and continue to be obligated to fully satisfy such conditions and requirements, and Lender, at any time, in Lender's sole and absolute discretion, may stop making RLC Advances until all conditions and requirements are fully satisfied.

         2.8 Other RLC Advances by Lender. Lender, after giving ten (10) days written notice to Borrower, from time to time, may make RLC Advances in any amount in payment of (i) insurance premiums, taxes, assessments, liens or encumbrances existing against property encumbered by the Security Documents,
(ii) interest accrued and unpaid upon the RLC, (iii) any charges and expenses that are the obligation of Borrower under this Loan Agreement or any Security Document, and (iv) any charges or matters necessary to preserve the property encumbered by the Security Documents or to cure any Event of Default.

         2.9 Assignment. Borrower shall have no right to any RLC Advance other than to have the same disbursed by Lender in accordance with the disbursement provisions contained in this Loan Agreement. Any assignment or transfer, voluntary or involuntary, of this Loan Agreement or any right hereunder shall not be binding upon or in any way affect Lender without its written consent; Lender may make RLC Advances under the disbursement provisions herein, notwithstanding any such assignment or transfer.

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         2.10  Renewal. Lender shall give Borrower reasonable notice of whether
Lender will consent, in its sole and absolute discretion, to a renewal or extension of the RLC Maturity Date. Borrower shall give Lender forty-five (45) days prior notice of any intention to refinance any of the Loans prior to the maturity thereof.

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                                    ARTICLE 3

                                  THE TERM LOAN

         3.1 Loan Commitment. Lender agrees to loan to or for the benefit of Borrower, and Borrower agrees to draw upon and borrow in a single Term Advance, in the manner and upon the terms and conditions contained in this Loan Agreement, an amount equal to the Term Loan Amount.

         3.2 Term Note. The Term Loan shall be evidenced by the Term Note, and shall bear interest and be payable to Lender upon the terms and conditions contained therein, which include the following provisions:

               (a) Interest shall accrue on the unpaid principal balance of the Term Note (based on 360-day year) at the Floating Rate, provided, that Borrower may elect, upon written notice that is received by Lender at least ten (10) days prior to the Term Conversion Date, that interest accrue at the Term Conversion Rate, in which case, commencing on the Term Conversion Date, interest shall accrue at the Term Conversion Rate. During the period that interest accrues at the Floating Rate, the interest rate on the Term Note shall change from time to time on the effective date of, and in conformity with, changes in the Prime Rate.

               (b) Unless and until Borrower shall elect that interest accrue under the Term Note at the Term Conversion Rate, monthly installments of interest and principal shall be due and payable on each Payment Date in the principal amount of $35,000.00 each, plus all accrued and unpaid interest.

               (c) Should Borrower elect that the Term Note bear interest at the Term Conversion Rate, equal payments of principal and interest shall be due and payable in consecutive monthly installments commencing on the first Payment Date after the Term Conversion Date, and continuing on each Payment Date thereafter, each in an amount sufficient to fully amortize the principal amount of the Term Note outstanding on the Term Conversion Date, at the Term Conversion Rate, over an amortization period equal to one hundred twenty (120) months less the full number of months that elapsed between the date of the Term Note and the Term Conversion Date.

               (d) The entire unpaid principal balance, all accrued and unpaid interest, and all other amounts payable under the Term Note shall be due and payable in full on the Term Maturity Date.

               (e) If any payment required under the Term Note is not paid within fifteen (15) days after the date such payment is due, then, at the option of Lender, Borrower shall pay a "late charge" equal to four percent (4%) of the amount of that payment to compensate Lender for administrative expenses and other costs of delinquent payments.

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
         This late charge may be assessed without notice, shall be immediately due and payable and shall be in addition to all other rights and remedies available to Lender.

               (f) After maturity, including maturity upon acceleration, the unpaid principal balance, all accrued and unpaid interest and all other amounts payable under the Term Note shall bear interest at the Default Rate.

         3.3 Principal Prepayments. Borrower may prepay the outstanding principal balance of the Term Note in accordance with the terms and provisions of the Term Note, including without limitation, any prepayment premium required therein. However, notwithstanding anything contained in the Term Note to the contrary, no prepayment premium shall be required in connection with a prepayment made from the application of sales proceeds from Bowmar/ALI's real property located in Acton, Massachusetts.

         3.4 Method of Payment. All payments of principal of, and interest on, the Term Note shall be made to Lender before 2:00 p.m. (Phoenix, Arizona time), in immediately available funds. All payments made on the Term Note shall be applied, to the extent of the amount thereof, in the order of priority to be determined by Lender in its sole discretion (i) to the payment of costs, fees or other charges incurred in connection with the Term Loan; (ii) to the payment of accrued interest on the Term Loan; and/or (iii) to the reduction of the principal balance of the Term Loan.

         3.5 Notice of Term Advance. The Term Advance shall be made by Lender to Borrower upon the satisfaction of all of the conditions precedent to the effectiveness of this Loan Agreement or such later date as shall be mutually acceptable to Borrower and Lender.

         3.6 Conditions. Lender shall have no obligation to make the Term Advance unless and until all of the conditions and requirements of this Loan Agreement are fully satisfied. However, Lender in its sole and absolute discretion may elect to make the Term Advance prior to full satisfaction of one or more such conditions and/or requirements. Notwithstanding that the Term Advance is made, such unsatisfied conditions and/or requirements shall not be waived or released thereby. Borrower shall be and continue to be obligated to fully satisfy such conditions and requirements.

         3.7 Assignment. Borrower shall have no right to the Term Advance other than to have the same disbursed by Lender in accordance with the disbursement provisions contained in this Loan Agreement. Any assignment or transfer, voluntary or involuntary, of this Loan Agreement or any right hereunder shall not be binding upon or in any way affect Lender without its written consent; Lender may make the Term Advance under the disbursement provisions herein, notwithstanding any such assignment or transfer.

         3.8 Bowmar/ALI. The Term Loan is to be used in part to refinance existing indebtedness (other than the Permitted Lien referred to in Subparagraph
(c) of the definition of that term) on Bowmar/ALI's Acton, Massachusetts real property, which is to be encumbered by a Deed of Trust pursuant to the terms hereof.

                                    ARTICLE 4

                              THE ACQUISITION LOAN

         4.1 Acquisition Loan. Lender agrees to review requests by Borrower for Acquisition Advances for the purpose of financing in whole or in part the purchase of companies, divisions, subsidiaries, new product lines or facilities on a case by case basis. If such requests are approved by Lender in its sole and absolute discretion, Lender shall make Acquisition Advances to or for the benefit of Borrower, in such manner and upon such terms and conditions as Lender shall determine in its sole and absolute discretion, provided that such amounts shall not exceed in the aggregate the Acquisition Loan Commitment.

         4.2 Line of Credit. Subject to the terms and conditions set forth in this Loan Agreement, Lender, from time to time, may in its sole and absolute discretion make Acquisition Advances as Borrower may request, provided that the outstanding principal balance shall not exceed the Acquisition Loan Amount. Until the Acquisition Termination Date, the Acquisition Loan shall be a line of credit, against which Acquisition Advances, if approved by Lender in its sole and absolute discretion, may be made to Borrower, provided that Borrower (i) is not in default under any provision of this Loan Agreement, and (ii) no advance shall be made that would cause the outstanding principal balance of the Acquisition Loan to exceed the Acquisition Loan Amount. On and after the Acquisition Termination Date, no further Acquisition Advances shall be made to Borrower under the Acquisition Loan.

         4.3 Acquisition Note. The Acquisition Loan shall be evidenced by the Acquisition Note, and shall bear interest and be payable to Lender upon the terms and conditions contained therein, which include the following provisions:

               (a) Interest shall accrue on the unpaid principal balance of the Acquisition Note (based on 360-day year) at the Floating Rate, provided, that Borrower may elect, upon written notice that is received by Lender at least ten (10) days prior to the Acquisition Conversion Date, that interest accrue at the Acquisition Conversion Rate, in which case, commencing on the Acquisition Conversion Date, interest shall accrue at the Acquisition Conversion Rate. During the period that interest accrues at the Floating Rate, the interest rate on the Acquisition Note shall change from time to time on the effective date of, and in conformity with, changes in the Prime Rate.

               (b) All accrued interest shall be due and payable on each Payment Date prior to the Acquisition Termination Date.

               (c) Commencing on the first Payment Date on or after the Acquisition Termination Date, unless and until Borrower shall elect that interest accrue under the Acquisition Note at the Acquisition Conversion Rate, monthly installments of interest and principal shall be due and payable on each Payment Date each in a principal amount sufficient to amortize the principal balance outstanding on the Acquisition Conversion Date over sixty (60) equal monthly installments, plus all accrued and unpaid interest.

               (d) Should Borrower elect that the Acquisition Note bear interest at the Acquisition Conversion Rate, equal payments of principal and interest shall be due and payable in consecutive monthly installments commencing on the first Payment Date after the Acquisition Conversion Date, and continuing on each Payment Date thereafter, each in an amount sufficient to fully amortize the principal amount of the Acquisition Note outstanding on the Acquisition Conversion Date, at the Acquisition Conversion Rate, over an amortization period equal to number of months remaining until the Acquisition Maturity Date.

               (e) The entire unpaid principal balance, all accrued and unpaid interest, and all other amounts payable under the Acquisition Note shall be due and payable in full on the Acquisition Maturity Date.

               (f) If any payment required under the Acquisition Note is not paid within fifteen (15) days after the date such payment is due, then, at the option of Lender, Borrower shall pay a "late charge" equal to four percent (4%) of the amount of that payment to compensate Lender for administrative expenses and other costs of delinquent payments. This late charge may be assessed without notice, shall be immediately due and payable and shall be in addition to all other rights and remedies available to Lender.

               (g) After maturity, including maturity upon acceleration, the unpaid principal balance, all accrued and unpaid interest and all other amounts payable under the Acquisition Note shall bear interest at the Default Rate.

         4.4 Principal Prepayments. Borrower may prepay the outstanding principal balance of the Acquisition Note in accordance with the terms and provisions of the Acquisition Note, including without limitation, any prepayment premium required therein.

         4.5 Notice of Acquisition Advance. Acquisition Advances shall be made by Lender to Borrower upon written notice from Borrower to Lender specifying the date, amount and purpose of the requested RLC Advance. Borrower shall provide Lender with all supporting information required by Lender in connection with the requested Acquisition Advance, for the purpose of evaluating the requested Acquisition Advance and determining if any additional collateral security for the Loans is required in connection therewith.

         4.6 Method of Payment. All payments of principal of, and interest on, the Acquisition Note shall be made to Lender before 2:00 p.m. (Phoenix, Arizona time), in immediately available funds. All payments made on the Acquisition Note shall be applied, to the extent of the amount thereof, in the order of priority to be determined by Lender in its sole and absolute discretion: (i) to the payment of costs, fees or other charges incurred in connection with the Acquisition; (ii) to the payment of accrued interest on the Acquisition Loan; and/or (iii) to the reduction of the principal balance.

         4.7 Conditions. Lender shall have no obligation to make any Acquisition Advance unless and until Lender shall have approved the requested Acquisition Advance in its sole and absolute discretion and all of the conditions and requirements of this Loan Agreement are fully satisfied. However, Lender in its sole and absolute discretion may elect to make one or more Acquisition Advances prior to full satisfaction of one or more such conditions and/or requirements. Notwithstanding that such an Acquisition Advance or Acquisition Advances are made, such unsatisfied conditions and/or requirements shall not be waived or released thereby. Borrower shall be and continue to be obligated to fully satisfy such conditions and requirements, and Lender, at any time, in Lender's sole and absolute discretion, may stop making Acquisition Advances until Lender shall have approved the requested Acquisition Advance in its sole and absolute discretion and all conditions and requirements are fully satisfied.

         4.8   Other Acquisition Advances by Lender. Lender, after giving ten
(10) days written notice to Borrower, from time to time, may make Acquisition Advances in any amount in payment of (i) insurance premiums, taxes, assessments, liens or encumbrances existing against property encumbered by the Security Documents, (ii) interest accrued and unpaid upon the Acquisition Loan, (iii) any charges and expenses that are the obligation of Borrower under this Loan Agreement or any Security Document, and (iv) any charges or matters necessary to preserve the property encumbered by the Security Documents or to cure any Event of Default.

         4.9 Assignment. Borrower shall have no right to any Acquisition Advance other than to have the same disbursed by Lender in accordance with the disbursement provisions contained in this Loan Agreement. Any assignment or transfer, voluntary or involuntary, of this Loan Agreement or any right hereunder shall not be binding upon or in any way affect Lender without its written consent; Lender may make Acquisition Advances under the disbursement provisions herein, notwithstanding any such assignment or transfer.

                                    ARTICLE 5

                                    LOAN FEES

         5.1 RLC Fee. In connection with the RLC, Lender has earned and Borrower shall pay to Lender on or before the Closing Date a non-refundable RLC Fee (the "RLC Fee") in the amount of $12,500.00. Borrower acknowledges that the RLC Fee is in addition to that non-refundable commitment fee previously paid by Borrower to Lender.

         5.2 Unused RLC Fee. An unused RLC fee (the "Unused RLC Fee") computed at the rate of one-quarter of one percent (.25%) per annum on the unused portion of the RLC Commitment, calculated from the date hereof shall be payable monthly in arrears. For each month (or portion thereof), the unused commitment fee shall be equal to (A) the RLC Commitment minus (B) the "average monthly outstandings" for the month (or portion thereof) with respect to which the Unused RLC Fee is being computed, with the resulting number multiplied by (C) one-twelfth (1/12th) of the rate per annum set forth above. As used herein, "average monthly outstandings" means the sum of the outstanding amount of the RLC Advances on each day during the month (or portion thereof for which the Unused RLC Fee is being computed) with respect to which the Unused RLC Fee is being computed, divided by the number of days in that month (or portion thereof). If the Unused RLC Fee is being computed for less than a full month, the percentage used in clause (C) above shall be computed on a daily basis for the number of days for which the fee is being computed.

         5.3 Term Fee. In connection with the Term Loan, Lender has earned and Borrower shall pay to Lender on or before the Closing Date a non-refundable Term Loan fee (the "Loan Fee") in the amount of $12,500.00. Borrower acknowledges that the Term Fee is in addition to that non-refundable commitment fee previously paid by Borrower to Lender.

                                    ARTICLE 6

                                    SECURITY

         6.1 Security. So long as the Loans are outstanding, Borrower shall cause the Loans and Borrower's obligations under this Loan Agreement to be secured at all times by a valid and effective security agreement (the "Security Agreement"), duly executed and delivered by or on behalf of Borrower, granting Lender a valid and enforceable security interest in all of the kinds and categories of personal property described in the Security Agreement, including without limitation its Accounts Receivable, inventory and equipment, wherever located, in, to, or under which Borrower now has or hereafter acquires any right, title, or interest, whether present, future, or contingent, and in Borrower's expectancy to acquire such property, subject to no prior Liens except for Permitted Liens.

         6.2 Deeds of Trust. So long as the Loans are outstanding, Borrower shall cause the Loans and Borrower's obligations under this Agreement to be secured by the following:

               (a) Two Deeds of Trust, Assignments of Rents, Security Agreements and Fixture Filings or Mortgages, Assignments of Rents, Security Agreements and Fixture Filings (each a "Deed of Trust") constituting a first and prior lien on the Real Property, subject to no prior Liens except for Permitted Liens;

               (b) A valid and effectual assignment of rents and leases covering the Real Property;

               (c) A valid and effectual security agreement granting Lender a first and prior security interest in all of the property described below in, to, or under which Borrower and Bowmar/ALI now have or hereafter acquire any right, title or interest, whether present, future, or contingent: all equipment, inventory, accounts, general intangibles, instruments, documents, and chattel paper, as those terms are defined in the Uniform Commercial Code, and all other personal property of any kind (including without limitation money and rights to the payment of money), whether now existing or hereafter created, that are now or at any time hereafter (i) in the possession or control of Lender in any capacity; (ii) erected upon, attached to, or appurtenant to, the Real Property; (iii) located or used on the Real Property or identified for use on the Real Property (whether stored on the Real Property or elsewhere); or (iv) used in connection with, arising from, related to, or associated with the Real Property or any of the personal property described herein, the construction of any improvements on the Real Property, the ownership, development, maintenance, leasing, management, or operation of the Real Property, the use or enjoyment of the Real Property, or the operation of any business conducted on the Real Property; together with all products and proceeds of all of the foregoing, in any form; and

               (d) Valid and effectual assignments of Borrower's and Bowmar/ALI's interest in all operating, management and supervision agreements, all other documents relating to the ownership, maintenance, leasing, management and operation of the Real Property.

         6.3 Security Documents. All of the documents required by this Article 6 shall be in form satisfactory to Lender and Lender's counsel, and, together with any UCC financing statements for filing and/or recording, and any other items required by Lender to fully perfect and effectuate the liens and security interests of Lender contemplated by the Security Agreement, the Deed of Trust, and this Loan Agreement, may heretofore or hereinafter be referred to as the "Security Documents."

                                    ARTICLE 7

                              CONDITIONS PRECEDENT

         The obligation of Lender to make the Loans and to make the initial Advance hereunder is subject to the full prior satisfaction of each of the following conditions precedent, which conditions precedent shall be satisfied on or before November 15, 1995, and, as to each future Advance, to the full prior satisfaction at each such time of each of the conditions precedent in Sections 7.2, 7.3 and 7.4 hereof:

         7.1 Initial Advance. Prior to its making the initial Advance, Lender shall have received the following, each in form and substance satisfactory to
Lender:

               (a) This Loan Agreement. This Loan Agreement, duly executed and delivered to Lender by Borrower.

               (b) The Notes. The Notes, duly executed, drawn to the order of Lender and otherwise as provided in Articles 2, 3 and 4 hereof.

               (c) Opinion of Counsel. A favorable opinion of counsel for Borrower, in form and content satisfactory to Lender.

               (d) Officer's Certificate. A current certificate signed by an Authorized Officer of Borrower, stating that (to the best knowledge and belief of Borrower, after reasonable inquiry and review of matters pertinent to the subject matter of such certificate): (i) all of the representations and warranties contained in Article 8 of this Loan Agreement and in the other Loan Documents are, in all material respects, true and correct as of the date hereof (other than those of such representations which by their express terms speak to a date prior to such date, which representations are, in all material respects, true and correct as of such respective dates); (ii) no event has occurred and is continuing, or would result from the advance of the proceeds of the Loans, which would constitute an Event of Default, and (iii) no change or changes having a Material Adverse Effect have occurred in the business or financial condition of Borrower since the date of the last financial statements of Borrower heretofore delivered to Lender.

               (e) Organizational Documents. A copy of the current Articles of Incorporation (or other charter documents, however named) of Borrower and Bowmar/ALI, including all amendments thereto, certified as current and complete by the appropriate authority of the state of said corporations' incorporation, together with evidence of said corporations' good standing in said corporations' state of incorporation and in every other state in which each corporation is doing business or the conduct of said corporations' business requires such standing for the enforcement of material contracts.

               (f) Secretary Certificate. Certificates of the corporate secretaries of Borrower and Bowmar/ALI, signed by the duly appointed secretary thereof and issued as of the Closing Date, each certifying that (i) attached thereto is a true and complete copy of the corporate by-laws of said corporation in effect on the date of passage of the corporate resolutions described immediately below and at all subsequent times to and including the date of the certificate, (ii) attached thereto is a true and complete copy of the resolutions adopted by the Board of Directors of said corporation authorizing the Loans, the execution, delivery, and performance of this Loan Agreement, the Notes, the Loan Documents, and all advances of credit hereunder, and that such resolutions have not been modified, rescinded, or amended and are in full force and effect, (iii) no change has been made to said corporation's charter documents other than as reflected in the certified copies submitted in connection with the delivery of this Loan Agreement or as approved in writing by Lender, and (iv) set forth therein and appropriately identified are the names, current official titles, and signatures of the officers of said corporation authorized to sign this Loan Agreement and other documents to be delivered hereunder and/or to act as Authorized Officers hereunder.

               (g) Deeds of Trust. The Deeds of Trust, duly executed and delivered to Lender by Borrower and Bowmar/ALI.

               (h) Security Agreement. The Security Agreement, duly executed and delivered to Lender by Borrower.

               (i) Filings. Completion of all filings necessary to perfect Lender's Liens with respect to the Collateral.

               (j) Borrowing Base Certificate. An initial Borrowing Base Certificate, dated as of the date of initial funding.

               (k) Environmental Indemnity Agreement. An Environmental Indemnity Agreement with respect to the Real Property, duly executed and delivered to Lender by Borrower.

               (l) Prior Lien Agreement. A Prior Lienholder Recognition and Estoppel Agreement with respect to the prior lien on the Real Property located in Acton, Massachusetts, duly executed and delivered to Lender by the holders of such prior lien, together with such supporting information relating to such lien and the indebtedness secured thereby as Lender shall require.

               (m) Non-Disturbance Agreement. A Non-Disturbance, Attornment, Estoppel and Subordination Agreement with respect to the lease on the Real Property located in Acton, Massachusetts, duly executed and delivered to Lender by Borrower and the tenant, together with copies of such lease and other supporting information relating to such lease as Lender shall require.

               (n) Real Property Appraisals. Appraisals of the Real Property, at Borrower's expense, showing a value satisfactory to Lender in its sole and absolute discretion.

               (o) Equipment and Machinery Appraisals. Appraisals of Borrower's equipment and machinery, at Lender's expense, showing a value satisfactory to Lender in its sole and absolute discretion.

               (p) Surveys. One or more current surveys of the Real Property by a licensed surveyor acceptable to Lender describing the boundaries of the Real Property and showing all means of ingress and egress, rights-of-way, easements (each of which shall be identified by docket and page or recording number where recorded) and all other customary and relevant information pursuant to ALTA standards and any title company requirements. All surveys shall be certified to Lender and the title company issuing the title policy required below.

               (q) Title Policy. One or more ALTA extended coverage mortgagee's title insurance policies [ALTA Loan Policy - 1970 (Rev. 10-17-70)] or equivalent, at Borrower's expense, with such endorsements as Lender may require, issued by a title insurance company satisfactory to Lender in the aggregate amount of $3,915,000.00 (with direct access reinsurance in amounts, by companies and in form acceptable to Lender as Lender may require) insuring the liens of the Deed of Trust to be first and prior liens upon the Real Property as security for all Advances pursuant to the terms of this Loan Agreement, subject only to such exceptions (including without limitation, the Permitted Exceptions) as Lender may expressly approve in writing.

               (r) Environmental. An environmental questionnaire and disclosure statement completed and signed by Borrower covering the current and former condition and uses of the Real Property and adjacent property, followed by a current preliminary environmental assessment (Phase I assessment) of the Real Property and adjacent property which shall be dated no earlier than one hundred eighty (180) days prior to the date hereof, plus any sampling and analysis (Phase II assessment) or special limited assessment that Lender may require after review of the Phase I assessment, together with any other environmental investigations and reports that Lender may require, all of which shall be at Borrower's expense by a Lender-approved environmental consulting firm and none of which shall reveal any existing or potential environmental condition adversely affecting the use or value of the Real Property.

               (s) Insurance. Original copies of policies of insurance in compliance with Section 9.15 hereof.

               (t) Accounts Receivable Audit. The results of an audit of the Accounts Receivable, which results shall be satisfactory to Lender in its sole discretion.

               (u) Flood Insurance. Evidence whether the Real Property, or any part thereof, lies within a "special flood hazard area" as designated on maps prepared by the U.S. Department of Housing and Urban Development pursuant to the Flood Disaster Protection Act of 1973, as amended, and, if so designated, a National Flood Insurance Association standard flood insurance policy, plus insurance from a private insurance carrier if required by Lender, for the duration of the Loan in the amount of the full insurable value of the completed Improvements, naming Lender as an additional loss payee.

               (v) CCR. Copies of any Declaration of Covenants, Conditions and Restrictions and related documents pertaining to the Real Property and the Improvements.

               (w)  Loan Fees. Payment of the RLC Fee and the Term Fee.

               (x) Arbitration Resolution. An Arbitration Resolution, executed by Borrower.

               (y) No Liens. Evidence satisfactory to Lender that, other than the Permitted Liens, the Collateral is not subject to any prior Lien, including, without limitation, any lien in favor of Foothill Capital Corporation.

               (z) Additional Information. Such other information and documents as may reasonably be required by Lender or Lender's counsel.

               (aa) Legal Descriptions. Legal descriptions of the Real Property satisfactory to Lender, together with the authorization and direction of Borrower and Bowmar/ALI to attach such legal descriptions to the appropriate Loan Documents.

         7.2 No Event of Default. No Event of Default known to Borrower shall have occurred and be continuing, or result from Lender's making of the Loans.

         7.3 No Material Adverse Change. Since the date of the most recent financial statements provided to Lender by Borrower, no change shall have occurred in the business or financial condition of Borrower that could have a Material Adverse Effect.

         7.4 Representations and Warranties. The representations and warranties contained in Article 8 hereof shall be true and correct in all material respects, with the same force and effect as though made on and as of the Closing Date

(other than those of such representations which by their express terms speak to a date prior to that date, which representations shall, in all material respects, be true and correct as of such respective date).

         7.5 Satisfaction of Conditions Precedent. Borrower and Lender acknowledge that all of the conditions precedent to the initial Advance set forth in this Article 7 have not been satisfied as of the execution of this Loan Agreement. In the event that on November 15, 1995, all of the conditions precedent set forth in this Article 7, have not been satisfied, Lender's commitment to make the Loans under this Loan Agreement shall terminate unless Lender and Borrower shall agree in writing to extend said date.

                                    ARTICLE 8

                         REPRESENTATIONS AND WARRANTIES

         To induce Lender to make the Loans, Borrower represents and warrants to Lender that:

         8.1 Organization and Good Standing. It is duly organized in the State of Indiana, validly existing and in good standing in the State of Indiana and is duly qualified to do business in the States of Arizona and Indiana. It has the legal power and authority to own its properties and assets and to transact the business in which it is engaged and is or will be qualified in those states wherein the nature of its proposed business and property will make such qualifications necessary or appropriate in the future.

         8.2 Authorization and Power. It has the corporate power and requisite authority to execute, deliver and perform this Loan Agreement, the Notes and the other Loan Documents to be executed by it; it is duly authorized to, and has taken all action, corporate or otherwise, necessary to authorize it to, execute, deliver and perform this Loan Agreement, the Notes and such other Loan Documents and is and will continue to be duly authorized to perform this Loan Agreement, the Notes and such other Loan Documents.

         8.3 No Conflicts or Consents. Neither the execution and delivery of this Loan Agreement, the Notes or the other Loan Documents to which it is a party, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, (a) will materially contravene or conflict with:
(i) any provision of law, statute or regulation to which it is subject, (ii) any judgment, license, order or permit applicable to it, or (iii) any indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it may be bound, or to which it may be subject, or (b) will violate any provision of its Articles of Incorporation. No consent, approval, authorization or order of any court or Governmental Authority or other Person is required in connection with the execution and delivery by it of the Loan Documents or to consummate the transactions contemplated hereby or thereby, or if required, such consent, approval, authorization or order shall have been obtained.

         8.4 Enforceable Obligations. This Loan Agreement, the Notes and the other Loan Documents are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws or equitable principles of general application relating to the enforcement of creditors' rights.

         8.5 Financial Condition. Borrower has delivered to Lender copies of the Borrower's most recent audited financial statements. Such financial statements, in all material respects, fairly present the financial position of Borrower as of such date and have been prepared in accordance with GAAP. Since the date thereof, Borrower has not discovered any obligations, liabilities or indebtedness (including contingent and indirect liabilities and obligations or unusual forward or long-term commitments) which in the aggregate are material and adverse to the financial position or business of Borrower that should have been but were not reflected in such financial statements. No changes having a Material Adverse Effect have occurred in the financial condition or business of Borrower since the date of the latest financial statements delivered to Lender.

         8.6 Full Disclosure. There is no material fact known to Borrower that it has not disclosed to Lender that would have a Material Adverse Effect. No certificate or statement delivered herewith or heretofore by it to Lender in connection with negotiations of this Loan Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained herein or therein from being misleading.

         8.7 No Default. No event or condition has occurred and is continuing that constitutes an Event of Default.

         8.8 Significant Debt Agreements. It is not in default in any material respect under any Significant Debt Agreement.

         8.9 No Litigation. There are no actions, suits or legal, equitable, arbitration or administrative proceedings pending, or to its actual knowledge overtly threatened, against Borrower that would, if adversely determined, have a Material Adverse Effect.

         8.10 Taxes. It has filed or caused to be filed all returns and reports which are required to be filed by any jurisdiction, and has paid or made provision for the payment of all taxes, assessments, fees or other governmental charges imposed upon its properties, income or franchises, as to which the failure to file or pay would have a Material Adverse Effect, except such assessments or taxes, if any, which are being contested in good faith by appropriate proceedings.

         8.11 ERISA. (a) No Reportable Event has occurred and is continuing with respect to any Plan; (b) PBGC has not instituted proceedings to terminate any Plan; (c) neither the Borrower, any member of the Controlled Group, nor any duly-appointed administrator of a Plan (i) has incurred any liability to PBGC with respect to any Plan other than for premiums not yet due or payable or (ii) has instituted or intends to institute proceedings to terminate any Plan under
Section 4041 or 4041A of ERISA; and (d) each Plan of Borrower has been maintained and funded in all material respects in accordance with its terms and in all material respects in accordance with all provisions of ERISA applicable thereto. Neither the Borrower nor any of its Subsidiaries participates in, or is required to make contributions to, any Multi-employer Plan (as that term is defined in Section 3(37) of ERISA).

         8.12 Compliance with Law. It is in substantial compliance with all laws, rules, regulations, orders and decrees that are applicable to it, or its properties, noncompliance with which would have a Material Adverse Effect.

         8.13 Survival of Representations, Etc. All representations and warranties by Borrower herein shall survive the making of the Loans and the execution and delivery of the Notes; any investigation at any time made by or on behalf of Lender shall not diminish Lender's right to rely on the representations and warranties herein.

         8.14 Recitals. The recitals and statements of intent appearing in this Loan Agreement are true and correct.

         8.15 No Stock Purchase. No part of the proceeds of any financial accommodation made by Lender in connection with this Loan Agreement will be used to purchase or carry "margin stock," as that term is defined in Regulation U, or to extend credit to others for the purpose of purchasing or carrying such margin stock.

         8.16 Solvency. It (both before and after giving effect to the Loan contemplated hereby) is solvent, has assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured, and has, and will have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

         8.17 Advances. Each request for an Advance or for the extension of any financial accommodation by Lender whatsoever shall constitute an affirmation that the representations and warranties contained herein are, true and correct as of the time of such request. All representations and warranties made herein shall survive the execution of this Loan Agreement, all advances of proceeds of the Loans and the execution and delivery of all other documents and instruments in connection with the Loans and/or this Loan Agreement, so long as Lender has any commitment to lend hereunder and until the Loans have been paid in full and all of Borrower's obligations under this Loan Agreement, the Notes and all Security Documents have been fully discharged.

         8.18 Title to Collateral. It has good and marketable title to the Collateral, free of any Liens except for Permitted Liens, if any.

         8.19 Security Documents. The liens, security interests and assignments created by the Security Documents will, when granted, be valid, effective and enforceable liens, security interests and assignments, except to the extent (if any) otherwise agreed in writing by Lender.

         8.20 Subsidiaries. Borrower has no existing subsidiary that conducts any business or operations other than Bowmar/ALI.

         8.21 Foothill Capital Corporation. Borrower and Lender acknowledge that prior to (and only prior to) the satisfaction of the conditions precedent set forth in Article 7 hereof the representations and warranties contained in Sections 8.3, 8.8, 8.18 and 8.19 are subject to conflicts arising under, and the effect of, Borrower's agreements with Foothill Capital Corporation.

                                    ARTICLE 9

                              AFFIRMATIVE COVENANTS

         Until payment in full of the Notes and the complete performance of the Obligation, Borrower agrees that:

         9.1 Financial Statements, Reports and Documents. Borrower shall deliver, or cause to be delivered, to Lender each of the following:

               (a) Monthly Statements of Borrower. As soon as available, and in any event within thirty (30) days after the end of each month, company prepared financial statements of Borrower, including the balance sheet of Borrower as of the end of such month, and statements of income of Borrower for that month and for the portion of the fiscal year ending with such month, all in reasonable detail and fairly stated and with respect to quarterly (without footnotes) and annual financial statements prepared in accordance with GAAP.

               (b) Annual Statements of Borrower. As soon as available and in any event within ninety (90) days after the close of each fiscal year of Borrower, audited financial statements of Borrower, including its balance sheet as of the close of such fiscal year and statements of income of Borrower for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by an unqualified opinion thereon of independent public accountants of recognized national standing selected by Borrower and acceptable to Lender, to the effect that such financial statements have been prepared in accordance with GAAP (except for changes in which such accountants concur) and that the examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances.

               (c) Quarterly Certificate Respecting Financial Covenants. As soon as available but in any event within forty-five (45) days after the end of each quarterly accounting period of Borrower hereafter, a certificate signed by an Authorized Officer of the Borrower, or other financial officer acceptable to Lender, setting forth in such level of detail as Lender shall reasonably require a calculation of the Financial Covenants as of the end of that quarterly period.

               (d) Borrowing Base Certificate. Within thirty (30) days after the end of each month, the Borrowing Base Certificate.

               (e) Agings of Accounts. Within thirty (30) days after the end of each month, agings and listings of all Accounts Receivable, all inventory, and all accounts payable of Borrower, in such level of detail as Lender shall reasonably require. Lender shall have the right, at Borrower's expense, to inspect Borrower's Accounts Receivable, inventory and accounts payable.

               (f) Compliance Certificate of Borrower. Within forty-five (45) days after the end of each quarterly accounting period (excluding the fiscal year-end quarter) and within ninety (90) days after the end of each fiscal year of Borrower hereafter, a certificate signed by an Authorized Officer of Borrower, stating that a review of the activities of Borrower during such month or year has been made under his supervision, that, as of such date, Borrower has observed, performed and fulfilled each and every obligation and covenant contained herein and no Event of Default exists under any of the same or, if any Event of Default shall have occurred, specifying the nature and status thereof, and stating that all financial statements of Borrower delivered to Lender during the respective period pursuant to Section 9.1(a) and 9.1(b) hereof, to such officer's knowledge after due inquiry, fairly present in all material respects the financial position of the Borrower and the results of its operations at the dates and for the periods indicated, and have been prepared in accordance with GAAP (excluding footnotes for each quarterly financial statement other than the fiscal year-end quarter), subject to year end audit and adjustments.

               (g) Management Letters. Within one hundred twenty (120) days after the end of each fiscal year of Borrower, the management letter, if any, of Borrower's certified public accountants issued in connection with the audit.

               (h) Other Information. (i) As soon as available, copies of each annual report, proxy or financial statement or other report or communication which Borrower may make available to stockholders or debenture holders, as such, and copies of all annual, regular, and periodic and special reports and registration statements sent to the SEC or any securities exchange, and (ii) such other information concerning the business, properties or financial condition of Borrower as Lender shall reasonably request.

         9.2 Payment of Taxes and Other Indebtedness. Borrower will pay and discharge (i) all income taxes and payroll taxes, (ii) all taxes, assessments, fees and other governmental charges imposed upon it or upon its income or profits, or upon any property belonging to it, before delinquent, which become due and payable, (iii) all lawful claims (including claims for labor, materials and supplies), which, if unpaid, might become a Lien upon any of its property and (iv) all of its Indebtedness as it becomes due and payable, except as prohibited hereunder; provided, however, that it shall not be required to pay any such tax, assessment, charge, levy, claims or Indebtedness if and so long as the amount, applicability or validity thereof shall currently be contested in good faith by appropriate actions and appropriate accruals and reserves therefor have been established in accordance with GAAP.

         9.3 Maintenance of Existence and Rights; Conduct of Business. Borrower will preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business, and conduct its business in an orderly and efficient manner consistent with good business practices.

         9.4 Notice of Default. Borrower will furnish to Lender immediately upon becoming actually aware of the existence of any event or condition that constitutes an Event of Default, a written notice specifying the nature and period of existence thereof and the action which it is taking or proposes to take with respect thereto.

         9.5 Other Notices. Borrower will promptly notify Lender of (a) any Material Adverse Effect, (b) any waiver, release or default under any Significant Debt Agreement, (c) except as to any claim not covered as a result of an insurance deductible provision, any claim not covered by insurance against Borrower or any of Borrower's properties, and (d) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any Governmental Authority affecting it, except litigation or proceedings which, if adversely determined, would not have a Material Adverse Effect.

         9.6 Compliance with Loan Documents. Borrower will comply with any and all covenants and provisions of this Loan Agreement, the Notes and all other Loan Documents.

         9.7 Compliance with Significant Debt Agreements. Borrower will comply in all material respects with all Significant Debt Agreements.

         9.8 Operations and Properties. Borrower will keep in good working order and condition, ordinary wear and tear excepted, all of its assets and properties which are necessary to the conduct of its business.

         9.9 Books and Records; Access. Borrower will give any authorized representative of Lender access during normal business hours to, and permit such representative to examine, copy or make excerpts from, any and all books, records and documents in its possession of and relating to the Loan, and to inspect any of its properties. It will maintain complete and accurate books and records of its transactions in accordance with good accounting practices.

         9.10 Compliance with Law. Borrower will comply with all applicable laws, rules, regulations, and all final, nonappealable orders of any Governmental Authority applicable to it or any of its property, business operations or transactions, a breach of which could result in a Material Adverse Effect.

         9.11 Authorizations and Approvals. Borrower will promptly obtain, from time to time at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable it to comply with its obligations hereunder and under the other Loan Documents and to operate its businesses as presently or hereafter duly conducted.

         9.12 ERISA Compliance. With respect to its Plans, Borrower shall (a) at all times comply with the minimum funding standards set forth in Section 302 of ERISA and Section 412 of the Code or shall have duly obtained a formal waiver of such compliance from the proper authority; (b) at Lender's request, within thirty (30) days after the filing thereof, furnish to Lender copies of each annual report/return (Form 5500 Series), as well as all schedules and attachments required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA, in connection with each of its Plans for each year of the plan; (c) notify Lender within a reasonable time of any fact, including, but not limited to, any Reportable Event arising in connection with any of its Plans, which constitutes grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan, together with a statement, if requested by Lender, as to the reason therefor and the action, if any, proposed to be taken with respect thereto; and (d) furnish to Lender within a reasonable time, upon Lender's request, such additional information concerning any of its Plans as may be reasonably requested.

         9.13 Further Assurances. Borrower will make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such notices, certifications and additional agreements, undertakings or other assurances, and take any and all such other action, as Lender may, from time to time, deem reasonably necessary or proper to fully evidence the Loan.

         9.14 News Releases. Borrower shall promptly forward to Lender copies of all news releases made by it to the news media as to anything of material significance with respect to its financial status.

         9.15 Insurance. Borrower shall maintain in full force and effect at all times all insurance coverages required under the terms of this Loan Agreement and/or the Security Documents to which it is a party. In addition, it shall maintain in full force and effect at all times:

               (a) Policies of all risk coverage insurance covering (i) all real property of every kind and description, and wherever located, in which Lender has been granted or has obtained a lien to secure any portion of the Obligation, in respective coverage amounts not less than, from time to time, the full replacement value of all insurable improvements situated thereon and (ii) all tangible personalty in which Lender has been granted or obtained a security interest to secure the Obligation, in respective coverage amounts not less than, from time to time, the fair market value thereof.

               (b) Policies of insurance evidencing personal liability and property damage liability coverages in amounts not less than $1,000,000.00 (combined single limit for bodily injury and property damage), and an umbrella excess liability coverage in an amount not less than $5,000,000.00 shall be in effect with respect to Borrower.

               (c) Policies of workers' compensation insurance in amounts and with coverages as legally required.

Without limitation of the foregoing, it shall at all times maintain insurance coverages in scope and amount not less than, and not less extensive than, the scope and amount of insurance coverages customary in the trades or businesses in which it is from time to time engaged. All of the aforesaid insurance coverages shall be issued by insurers reasonably acceptable to Lender. Copies of all policies of insurance evidencing such coverages in effect from time to time shall be delivered to Lender prior to the initial Advance under this Loan Agreement and upon reasonable notice upon issuance of new policies thereafter. From time to time, promptly upon Lender's request, it shall provide evidence satisfactory to Lender (i) that required coverage in required amounts is in effect, and (ii) that Lender is shown as an additional loss payee with respect to all such coverages, as Lender's interest may appear, by standard (non-attribution) loss payable endorsement, additional insured endorsement, insurer's certificate or other means acceptable to Lender in its reasonable discretion. At Lender's option, it shall deliver to Lender certified copies of all such policies of insurance in effect from time to time, to be retained by Lender so long as Lender shall have any commitment to lend hereunder and/or any portion of the Obligation shall be outstanding or unsatisfied. All such insurance policies shall provide for at least thirty (30) days prior written notice of the cancellation or modification thereof to Lender.

         9.16 Change in Control. Should there be a Change in Control as to Borrower, the Loans shall be immediately due and payable.

         9.17 Termination of Operations. Borrower shall provide Lender with prior written notice of any termination of all or any material portion of Borrower's operations.

                                   ARTICLE 10

                               NEGATIVE COVENANTS

         Until payment in full of the Notes and the performance of the Obligation, Borrower agrees that:

         10.1 Amendments to Organizational Documents. Borrower will not amend its organizational documents if the result thereof could result in the occurrence directly or indirectly of a Material Adverse Effect.

         10.2 Margin Stock. Borrower shall not use any proceeds of the Loans, or any proceeds of any other or future financial accommodation from Lender for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" as that term is defined in Regulation U or to reduce or retire any indebtedness undertaken for such purposes within the meaning of said Regulation U, and will not use such proceeds in a manner that would involve Borrower in a violation of Regulation U or of any other Regulation of the Board of Governors of its Federal Reserve System, nor use such proceeds for any purpose not permitted by Section 7 of the Securities Exchange Act of 1934, as amended, or any of the rules or regulations respecting the extensions of credit promulgated thereunder.

         10.3 Fiscal Year. Except with prior notice to Lender, Borrower will not change the times of commencement or termination of its fiscal year or other accounting periods; or change its methods of accounting other than to conform to GAAP applied on a consistent basis. After any such changes, its method of accounting shall conform to GAAP.

         10.4 Liens. On and after the date hereof, it will not create or suffer to exist Liens upon the Collateral, except (i) Liens, if any, for the benefit of Lender, and (ii) Permitted Liens.

         10.5 Dividends. It will not declare or pay cash dividends in excess of $500,000.00 during any fiscal year of Borrower.

         10.6 Insider Loans. It will not make loans, receivables or investments, to officers or directors of Borrower or any other companies of said officers or directors, except for normal advances for travel and entertainment and except for the existing balances of loans due from Borrower's chairman.

         10.7 Transfer Collateral. It will not assign, transfer or convey any of its right, title and interest in the Collateral (whether real or personal) encumbered by the Security Documents.

         10.8  Financial Covenants.  It will not permit:

               (a) The Current Ratio to be less than 1.5 to 1.0 at end of any quarterly accounting period of Borrower.

               (b) Its Working Capital to be less than $4,000,000.00 at the end of any quarterly accounting period of Borrower.

               (c) Its Tangible Net Worth to be less than $4,400,000.00 at the end of any quarterly accounting period of Borrower.

               (d) Its Owner's Equity Percentage to be less than thirty percent (30%) at the end of any quarterly accounting period of Borrower.

               (e) Its Debt Coverage Ratio to be less than 3.0 to 1.0 at the end of any quarterly accounting period of Borrower.

                                   ARTICLE 11

                                EVENTS OF DEFAULT

         11.1 Events of Default. An "Event of Default" shall exist if any one or more of the following events (herein collectively called "Events of Default") shall occur and be continuing:

               (a) Borrower shall fail to pay any principal of, or interest on, any of the Notes when the same shall become due or payable and such failure continues for fifteen (15) days after notice thereof to Borrower;

               (b) Any failure or neglect to perform or observe any of the covenants, conditions, provisions or agreements of Borrower contained herein, or in any of the other Loan Documents (other than a failure or neglect described in one or more provisions of this Section 11.1) and such failure or neglect continues unremedied for a period of thirty
         (30) days after notice thereof to Borrower;

               (c) Any material warranty, representation or statement contained in this Loan Agreement or any of the other Loan Documents, or which is contained in any certificate or statement furnished or made to Lender pursuant hereto or in connection herewith or with the Loans, shall be or shall prove to have been false when made or furnished;

               (d) The occurrence of any material "event of default" or "default" by Borrower under any agreement, now or hereafter existing, to which Lender or an Affiliate of Lender, and Borrower are a party;

               (e) Borrower shall (i) fail to pay any Indebtedness of Borrower (other than the Notes) due under any Significant Debt Agreement, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) or within any applicable grace period, (ii) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to such Indebtedness, within any applicable grace period when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate the maturity of such Indebtedness, or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled prepayment), prior to the stated maturity thereof, or (iii) allow the occurrence of any material event of default with respect to such Indebtedness;

               (f) Any one or more of the Loan Documents shall have been determined to be invalid or unenforceable against Borrower in accordance with the respective terms thereof, or shall in any way be terminated or become or be declared ineffective or inoperative, so as to deny Lender the substantial benefits contemplated by such Loan Document or Loan Documents;

               (g) Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of itself or of all or a substantial part of its assets, (ii) file a voluntary petition in bankruptcy or admit in writing that it is unable to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization of an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or (vi) take corporate action for the purpose of effecting any of the foregoing;

               (h) An involuntary petition or complaint shall be filed against Borrower, seeking bankruptcy or reorganization of Borrower, or the appointment of a receiver, custodian, trustee, intervenor or liquidator of Borrower, or all or substantially all of its assets, and such petition or complaint shall not have been dismissed within sixty (60) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of Borrower, appointing a receiver, custodian, trustee, intervenor or liquidator of Borrower, or all or substantially all of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days;

               (i) Any final judgment(s) (excluding those the enforcement of which is suspended pending appeal) for the payment of money in excess of the sum of $200,000.00 in the aggregate (other than any judgment covered by insurance where coverage has been acknowledged by the insurer) shall be rendered against Borrower, and such judgment or judgments shall not be satisfied, settled, bonded or discharged at least ten (10) days prior to the date on which any of its assets could be lawfully sold to satisfy such judgment;

               (j) Either (i) proceedings shall have been instituted to terminate, or a notice of termination shall have been filed with respect to, any Plans (other than a Multi-Employer Pension Plan as that term is defined in Section 4001(a)(3) of ERISA) by Borrower, any member of the Controlled Group, PBGC or any representative of any thereof, or any such Plan shall be terminated, in each case under Section 4041 or 4042 of ERISA, and such termination shall give rise to a liability of the Borrower or the Controlled Group to the PBGC or the Plan under ERISA having an effect in excess of $200,000.00 or (ii) a Reportable Event, the occurrence of which would cause the imposition of a lien in excess of $200,000.00 under

         Section 4062 of ERISA, shall have occurred with respect to any Plan (other than a Multi-Employer Pension Plan as that term is defined in Section 4001(a)(3) of ERISA) and be continuing for a period of sixty
         (60) days;

               (k) Any of the following events shall occur with respect to any Multi-Employer Pension Plan (as that term is defined in Section 4001(a)(3) of ERISA) to which Borrower contributes or contributed on behalf of its employees and Lender determines in good faith that the aggregate liability likely to be incurred by Borrower, as a result of any of the events specified in Subsections (i), (ii) and (iii) below, will have an effect in excess of $200,000.00; (i) Borrower incurs a withdrawal liability under Section 4201 of ERISA; (ii) any such plan is "in reorganization" as that term is defined in Section 4241 of ERISA; or (iii) any such Plan is terminated under Section 4041A of ERISA;

               (l) The occurrence of a Change in Control without the written consent of Lender;

               (m) The dissolution, liquidation, sale, transfer, lease or other disposal of all or substantially all of the assets or business of Borrower;

               (n) Any levy or execution upon, or judicial seizure of, any property of Borrower that has a fair market value in excess of $200,000.00 that is not bonded or released within forty-five (45) days;

               (o) The occurrence of either any material adverse change in the financial condition of Borrower or a material change in the management of Borrower, in either case that Lender, in its reasonable discretion, deems material, or if Lender in good faith shall believe that the prospect of payment or performance of the Loan is impaired; or

               (p) Any failure of Bowmar/ALI to make payments when due under the indebtedness secured by the Acton Lien.

         11.2 Remedies Upon Event of Default. If an Event of Default shall have occurred and be continuing, then Lender may, at its sole option, exercise any one or more of the following rights and remedies, and any other remedies provided in any of the Loan Documents, as Lender in its sole discretion may deem necessary or appropriate, all of which remedies shall be deemed cumulative, and not alternative: (i) cease making Advances or extensions of financial accommodations in any form to or for the benefit of Borrower and declare the principal of, and all interest then accrued on, the Notes and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind all of which Borrower hereby expressly waives, anything contained herein or in the Notes to the contrary notwithstanding, (ii) reduce any claim to judgment, and/or (iii) without notice of default or demand, pursue and enforce any of Lender' rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any applicable law or agreement; provided, however, that if any Event of Default specified in Sections 11.1(g) and 11.1(h) shall occur, the principal of, and all interest on, the Notes and other liabilities hereunder shall thereupon become due and payable concurrently therewith, without any further action by Lender and without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which Borrower hereby expressly waives.

         Upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply any and all moneys, securities or other property of Borrower and the proceeds therefrom, now or hereafter held or received by or in transit to Lender or its agents, from or for the account of Borrower, whether for safe keeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of Borrower, and any and all claims of Borrower against Lender at any time existing. Lender agrees promptly to notify Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Lender under this Section 11.2 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.

         11.3 Performance by Lender. Should Borrower fail to perform any covenant, duty or agreement with respect to the payment of taxes, obtaining licenses or permits, or any other requirement contained herein or in any of the Loan Documents within the period provided herein, if any, for correction of such failure, Lender may, at its option, perform or attempt to perform such covenant, duty or agreement on behalf of Borrower. In such event, Borrower shall, at the request of Lender, promptly pay any amount expended by Lender in such performance or attempted performance to Lender at its main office in Phoenix, Arizona, together with interest thereon at the Default Rate, from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that Lender does not assume any liability or responsibility for the performance of any duties of Borrower hereunder or under any of the Loan Documents or other control over the management and affairs of Borrower.

                                   ARTICLE 12

                                  MISCELLANEOUS

         12.1 Modification. All modifications, consents, amendments or waivers of any provision of any Loan Document, or consent to any departure by Borrower therefrom, shall be effective only if the same shall be in writing and accepted by Lender.

         12.2 Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any other right. The rights of Lender hereunder and under the Loan Documents shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Loan Agreement, the Notes or any Loan Documents, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

         12.3 Payment of Expenses. Borrower shall pay all costs and expenses of Lender (including, without limitation, the attorneys' fees of Lender's legal counsel) incurred by Lender in connection with the documentation of the Loans, and the preservation and enforcement of Lender's rights under this Loan Agreement, the Notes, and/or the other Loan Documents, as well as the costs of the Real Property appraisal and any updates thereof, the surveys, the title insurance policies, any environmental reports and any filing and recording fees; provided, however, that notwithstanding the aforesaid, with respect to any legal action between the parties hereto that is pursued to judgment the prevailing party only shall be reimbursed by the other party for all costs and expenses (including, without limitation, reasonable attorneys' fees and costs) incurred in connection with the preservation and enforcement of its rights under this Loan Agreement, the Notes and/or other Loan Documents. Lender shall have the right to require reappraisals of the Real Property at Borrower's expense. In addition, Borrower shall pay all costs and expenses of Lender in connection with the negotiation, preparation, execution and delivery of any and all amendments, modifications and supplements of or to this Loan Agreement, the Notes or any other Loan Document.

         12.4 Notices. Except for telephonic notices permitted herein, any notices or other communications required or permitted to be given by this Loan Agreement or any other documents and instruments referred to herein must be (i) given in writing and personally delivered or mailed by prepaid certified or registered mail, or (ii) made by telefacsimile delivered or transmitted, to the party to whom such notice or communication is directed, to the address of such party as follows:

         Borrower:     Bowmar Instrument Corporation
                       5080 North 40th Street
                       Suite 475
                       Phoenix, Arizona 85018
                       Attention: Joseph G. Warren, Jr.

         Lender:       Bank One, Arizona, NA
                       Post Office Box 71
                       Phoenix, Arizona 85001
                       Attention: Commercial Banking A593

Any notice to be personally delivered may be delivered to the principal offices (determined as of the date of such delivery) of the party to whom such notice is directed. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered as aforesaid; or, if mailed, on the third day after it is mailed as aforesaid; or, if transmitted by telefacsimile, on the day that such notice is transmitted as aforesaid. Any party may change its address for purposes of this Loan Agreement by giving notice of such change to the other parties pursuant to this
Section 12.4.

         12.5 Governing Law. This Loan Agreement has been prepared, is being executed and delivered, and is intended to be performed in the State of Arizona. The substantive laws of the State of Arizona and the applicable federal laws of the United States of America shall govern the validity, construction, enforcement and interpretation of this Loan Agreement and all of the other Loan Documents, without regard to Arizona conflicts of law rules.

         12.6 Invalid Provisions. If any provision of any Loan Document is held to be illegal, invalid or unenforceable under present or future laws during the term of this Loan Agreement, such provision shall be fully severable; such Loan Document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of such Loan Document; and the remaining provisions of such Loan Document shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from such Loan Document. Furthermore, in lieu of each such illegal, invalid or unenforceable provision there shall be added as part of such Loan Document a provision mutually agreeable to Borrower and Lender as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         12.7 Binding Effect. The Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors, assigns and legal representatives; provided, however, that Borrower may not, without the prior written consent of Lender, assign any rights, powers, duties or obligations thereunder.

         12.8 Entirety. The Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

         12.9 Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Loan Agreement.

         12.10 Survival. All representations and warranties made by Borrower herein shall survive delivery of the Notes and the making of the Loans.

         12.11 No Third Party Beneficiary. The parties do not intend the benefits of this Loan Agreement to inure to any third party, nor shall this Loan Agreement be construed to make or render Lender liable to any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, or for debts or claims accruing to any such persons against Borrower. Notwithstanding anything contained herein or in the Notes, or in any other Loan Document, or any conduct or course of conduct by any or all of the parties hereto, before or after signing this Loan Agreement or any of the other Loan Documents, neither this Loan Agreement nor any other Loan Document shall be construed as creating any right, claim or cause of action against Lender, or any of its officers, directors, agents or employees, in favor of any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, nor to any other person or entity other than Borrower.

         12.12 Schedules and Exhibits Incorporated. All schedules and exhibits attached hereto are hereby incorporated into this Loan Agreement by each reference thereto as if fully set forth at each such reference.

         12.13 Counterparts. This Loan Agreement may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

         12.14 Securities Laws. Lender understands that Borrower is a public company listed on the American Stock Exchange and is subject to various Federal and state securities laws. Lender understands that Borrower will be furnishing information to Lender pursuant to this Loan Agreement and otherwise which is not public. Lender has advised Borrower that Lender, its officers, employees and agents are, or will be made aware of, their obligations with respect to that information under those securities laws.

         IN WITNESS WHEREOF, the undersigned have executed this Loan Agreement as of the day and year first above written.

                                      BOWMAR INSTRUMENT CORPORATION, an
                                      Indiana corporation



                                      By: /s/ Joe G. Warren, Jr.
                                      Name:   Joe G. Warren, Jr.
                                      Title:  Vice President

                                      BANK ONE, ARIZONA, NA, a national banking association



                                      By: /s/ Michael V. McCann
                                      Name:   Michael V. McCann
                                      Title:  Vice President

                                   EXHIBIT "1"

                          BOWMAR INSTRUMENT CORPORATION
                           BORROWING BASE CERTIFICATE

                                  SCHEDULE "A"

                            REAL PROPERTY DESCRIPTION

                                  SCHEDULE "B"

                           Liens:

             TABLE OF CONTENTS

                                       Page
                                       ----

RECITALS...............................  1

ARTICLE 1   DEFINITION OF TERMS........  2

      1.1   Definitions................  2

ARTICLE 2   THE RLC.................... 10

      2.1   Loan Commitment............ 10
      2.2   Revolving Line............. 10
      2.3   RLC Note................... 10
      2.4   Notice of RLC Advance...... 11
      2.5   Excess Balance
            Repayment.................. 11
      2.6   Method of Payment.......... 11
      2.7   Conditions................. 11
      2.8   Other RLC Advances by
            Lender..................... 11
      2.9   Assignment................. 11
      2.10  Renewal.................... 11

ARTICLE 3   THE TERM LOAN.............. 13

      3.1   Loan Commitment............ 13
      3.2   Term Note.................. 13
      3.3   Principal Prepayments...... 14
      3.4   Method of Payment.......... 14
      3.5   Notice of Term Advance..... 14
      3.6   Conditions................. 14
      3.7   Assignment................. 14

ARTICLE 4   THE ACQUISITION LOAN....... 16

      4.1   Acquisition Loan........... 16
      4.2   Line of Credit............. 16
      4.3   Acquisition Note........... 16
      4.4   Principal Prepayments...... 17
      4.5   Notice of Acquisition
            Advance.................... 17
      4.6   Method of Payment.......... 17
      4.7   Conditions................. 18
      4.8   Other Acquisition
            Advances by Lender......... 18
      4.9   Assignment................. 18

ARTICLE 5   LOAN FEES.................. 19

      5.1   RLC Fee.................... 19
      5.2   Unused RLC Fee............. 19
      5.3   Term Fee................... 19

ARTICLE 6   SECURITY................... 20

      6.1   Security................... 20
      6.2   Deeds of Trust............. 20
      6.3   Security Documents......... 21

ARTICLE 7   CONDITIONS PRECEDENT....... 22

      7.1   Initial Advance............ 22
      7.2   No Event of Default........ 25
      7.3   No Material Adverse
            Change..................... 25
      7.4   Representations and
            Warranties................. 25
      7.5   Satisfaction of Conditions
      Precedent........................ 26

ARTICLE 8   REPRESENTATIONS AND
      WARRANTIES....................... 27

      8.1   Organization and Good
            Standing................... 27
      8.2   Authorization and Power.... 27
      8.3   No Conflicts or
            Consents................... 27
      8.4   Enforceable Obligations.... 27
      8.5   Financial Condition........ 27
      8.6   Full Disclosure............ 28
      8.7   No Default................. 28
      8.8   Significant Debt
            Agreements................. 28
      8.9   No Litigation.............. 28
      8.10  Taxes...................... 28
      8.11  ERISA...................... 28
      8.12  Compliance with Law........ 28
      8.13  Survival of
            Representations, Etc....... 29
      8.14  Recitals................... 29
      8.15  No Stock Purchase.......... 29
      8.16  Solvency................... 29
      8.17  Advances................... 29
      8.18  Title to Collateral........ 29
      8.19  Security Documents......... 29
      8.20  Subsidiaries............... 29
      8.21  Foothill Capital
            Corporation ............... 29

ARTICLE 9   AFFIRMATIVE COVENANTS...... 30

      9.1   Financial Statements,
            Reports and Documents...... 30
      9.2   Payment of Taxes and
            Other Indebtedness......... 31
      9.3   Maintenance of Existence
            and Rights; Conduct of
            Business................... 32
      9.4   Notice of Default.......... 32
      9.5   Other Notices.............. 32
      9.6   Compliance with Loan
            Documents.................. 32
      9.7   Compliance with
            Significant Debt
            Agreements................. 32
      9.8   Operations and
            Properties................. 32
      9.9   Books and Records;
            Access..................... 32
      9.10  Compliance with Law........ 32
      9.11  Authorizations and
            Approvals.................. 32
      9.12  ERISA Compliance........... 33
      9.13  Further Assurances......... 33
      9.14  News Releases.............. 33
      9.15  Insurance.................. 33
      9.16  Change in Control.......... 34
            9.17  Termination of
            Operations................. 34

ARTICLE 10  NEGATIVE COVENANTS......... 35

      10.1  Amendments to
            Organizational
            Documents.................. 35
      10.2  Margin Stock............... 35
      10.3  Fiscal Year................ 35
      10.4  Liens...................... 35
      10.5  Dividends.................. 35
      10.6  Insider Loans.............. 35
      10.7  Transfer Collateral........ 35
      10.8  Financial Covenants........ 35

ARTICLE 11  EVENTS OF DEFAULT.......... 37

      11.1  Events of Default.......... 37
      11.2  Remedies Upon Event of
            Default.................... 39
      11.3  Performance by Lender...... 40

ARTICLE 12  MISCELLANEOUS.............. 41

      12.1  Modification............... 41
      12.2  Waiver..................... 41
      12.3  Payment of Expenses........ 41
      12.4  Notices.................... 41
      12.5  Governing Law.............. 42
      12.6  Invalid Provisions......... 42
      12.7  Binding Effect............. 42
      12.8  Entirety................... 42
      12.9  Headings................... 43
      12.10 Survival................... 43
      12.11 No Third Party
            Beneficiary................ 43
      12.12 Schedules and Exhibits
            Incorporated............... 43
      12.13 Counterparts............... 43

              LOAN AGREEMENT

              by and between

      BOWMAR INSTRUMENT CORPORATION

                   and

          BANK ONE, ARIZONA, NA

               Dated as of

             August 28, 1995